As filed with the Securities and Exchange Commission on August 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOPIN CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2833935 (I.R.S. Employer Identification No.)

125 North Drive Westborough, Massachusetts (Address of principal executive offices)	01581 (Zip Code)

KOPIN CORPORATION AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

Erich Manz

Chief Financial Officer

125 North Drive

Westborough, Massachusetts 01581

(Name and address of agent for service)

(508) 870-5959

(Telephone number, including area code, of agent for service)

With copies to:

John J. Concannon III, Esq.

Rahul K. Patel, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

(617) 951-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement (“Registration Statement”) is being filed by Kopin Corporation (“Kopin”) for the purpose of registering an additional 6,000,000 shares of common stock, par value of $0.01 per share (the “Common Stock”), issuable under the Kopin Corporation Amended and Restated 2020 Equity Incentive Plan (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the employee benefit plans set forth herein are effective.

At Kopin’s 2026 Annual Meeting of Stockholders held on May 21, 2026, Kopin’s stockholders approved an amendment to the Plan to authorize an additional 6,000,000 shares of Common Stock for issuance under the Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the effective registration statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2020 (File No. 333-238790), as further supplemented by the information set forth below.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature page of this Registration Statement)
99.1	Kopin Corporation Amended and Restated 2020 Equity Incentive Plan (as amended) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 28, 2026)
107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westborough, Massachusetts, on or before August 12, 2026.

KOPIN CORPORATION

By:	/s/ Erich Manz
Name:	Erich Manz
Title:	Treasurer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael Murray and Erich Manz, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on or before this 12th day of August, 2026:

Signature	Title	Date

/s/ Erich Manz	Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2026
Erich Manz

/s/ Michael Murray	Chief Executive Officer, President and Director (Principal Executive Officer)	August 12, 2026
Michael Murray

/s/ Jill J. Avery	Director	August 12, 2026
Jill J. Avery

/s/ David Nieuwsma	Director	August 12, 2026
David Nieuwsma

/s/ Margaret Seif	Director	August 12, 2026
Margaret Seif

/s/ Paul V. Walsh Jr.	Director	August 12, 2026
Paul V. Walsh Jr.